Exhibit 99.1

The Aaron’s Company, Inc. Completes Spin-off; Begins Trading as Independent,

Publicly Traded Company

ATLANTA, December 1, 2020 -- The Aaron’s Company, Inc. (NYSE: AAN) ( “Aaron’s”), a leading omni-channel provider of lease-purchase solutions, today announced that it has completed its spin-off from its former parent (“Parent”), and will operate as an independent, publicly-traded company, listed on the New York Stock Exchange under the ticker symbol “AAN.”

Aaron’s remains a mission-driven company focused on enhancing people’s lives by providing convenient access to high-quality furniture, appliances and electronics through affordable lease and purchase options. Aaron’s operates approximately 1,400 company-owned and franchised stores in 47 U.S. states and Canada, as well as its industry leading e-commerce platform, Aarons.com.

“Today marks the beginning of an exciting new chapter in Aaron’s 65-year history” said Douglas Lindsay, Chief Executive Officer of The Aaron’s Company. “With low monthly payments, high lease approval rates, and exceptional customer service, we believe our value proposition is best in the lease-to-own industry. Aaron’s serves a large and expanding market with a unique set of physical and digital assets, and we expect that our well-defined market strategy will drive significant long-term value for our customers, team members and shareholders.”

As previously announced, under the terms of the spin-off and distribution transaction, shareholders of record as of the close of business on the record date, November 27, 2020, received one share of common stock of The Aaron’s Company for every two shares of Parent common stock held on the record date. Shareholders received cash in lieu of any fractional shares.

About The Aaron’s Company

Headquartered in Atlanta, The Aaron’s Company, Inc. (NYSE: AAN), is a leading omnichannel provider of lease-purchase solutions. Aaron’s engages in direct-to-consumer sales and lease ownership of furniture, home appliances, consumer electronics and accessories through its approximately 1,400 Company-operated and franchised stores in 47 states and Canada, as well as its e-commerce platform, Aarons.com. For more information, visit Aarons.com or investor.aarons.com.

Forward-Looking Statements

Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Statements in this news release regarding our business that are not historical facts are “forward-looking statements” that involve risks and uncertainties which could cause actual results to differ materially from those contained in the forward-looking statements. Such forward-looking statements generally can be identified by the use of forward-looking terminology, such as “believe,” “expect,” and similar forward-looking terms. These risks and uncertainties include factors such as (i) the impact of the COVID-19 pandemic and related measures taken by governmental or regulatory authorities to combat the pandemic, and whether additional government stimulus payments or supplemental unemployment benefits will be approved, and the nature, amount and timing of any such payments or benefits, including the impact of the pandemic and such measures on: (a) demand for the lease-to-own products we offer, (b) our customers, including their ability and willingness to satisfy their obligations under their lease agreements, (c) our suppliers’ ability to provide us with the merchandise we need to obtain from them, (d) our employees and labor needs, including our ability to adequately staff our operations, (e) our financial and operational performance, and (f) our liquidity; (ii) failure of our separation from Parent to qualify for the expected tax treatment; (iii) the possibility that the operational, strategic and shareholder value creation opportunities from our separation from Parent may not be achieved; (iv) changes in the enforcement of existing laws and regulations and the adoption of new laws and regulations that may unfavorably impact our businesses; (v) legal and regulatory proceedings and investigations, including those related to customer privacy, third party and employee fraud and information security; (vi) the risks associated with our business transformation strategy not being successful, including our e-commerce and real estate repositioning and optimization initiatives (including the risk that the costs associated with these initiatives exceeds our expectations); (vii) risks associated with the challenges faced by our business, including the commoditization of consumer electronics and our high fixed-cost operating model; (viii) increased competition from traditional and virtual lease-to-own competitors, as well as from traditional and on-line retailers and other competitors; (ix) financial challenges faced by our franchisees, which we believe may be exacerbated by the COVID-19 pandemic and related governmental or regulatory measures to combat the pandemic; (x) increases in lease merchandise write-offs, especially in light of the COVID-19 pandemic; and the other risks and uncertainties discussed under “Risk Factors” in The Aaron’s Company, Inc.’s Registration Statement on Form 10, as amended, initially filed with the U.S. Securities and Exchange Commission on November 2, 2020. Statements in this press release that are “forward-looking” include, without limitation, statements about (i) our value proposition in the lease-to-own industry; (ii) the benefits expected from our market strategy; and (iii) our ability to create long-term value for our customers, team members and shareholders. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Except as required by law, the Company undertakes no obligation to update these forward-looking statements to reflect subsequent events or circumstances after the date of this press release.

Michael P. Dickerson

The Aaron’s Company, Inc.

Vice President, Corporate Communications & Investor Relations

678-402-3590

mike.dickerson@aarons.com